                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-K



                   Current Report Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934



 Date of Report (date of earliest event reported): June 30, 1998 (June 15, 1998)



                          DOBSON COMMUNICATIONS CORPORATION
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)


           Oklahoma                                             333-23769
-------------------------------                            ---------------------
(State or other jurisdiction of                            (Commission File No.)
 incorporation or organization)


                                      73-1513309
                         -----------------------------------
                         (I.R.S Employer Identification No.)




                            13439 North Broadway Extension
                                      Suite 200
                          Oklahoma City, Oklahoma            73114
                 ----------------------------------------------------
                 (Address of principal executive offices)  (Zip Code)



                                    (405) 391-8500
                 ----------------------------------------------------
                 (Registrant's telephone number, including area code)

Item 2.

     On June 15, 1998, Dobson Wireline Company ("DWC"), a wholly owned subsidiary of Dobson Communications Corporation (the "Company" or "DCC"), acquired a 100% interest in the common stock of American Telco, Inc. and American Telco Network Services, Inc. (collectively, "ATI" or "ATI Acquisition"). ATI is a telecommunications company which provides services to customers in five major Texas markets including Houston, Dallas, Fort Worth, San Antonio and Austin. The Company will continue to provide services to over 22,000 customers utilizing the Logix-SM- brand name.

     The total purchase price paid by the Company was $130.3 million. The sellers were the shareholders of American Telco, Inc. and American Telco Network Services, Inc.

     The purchase price, which was determined by the parties through arm's length negotiations, was funded by proceeds obtained through a private placement of $350 million of DWC Senior Notes.


Item 7.

(a)  Financial Statements of Businesses Acquired

     (1) The audited financial statements of ATI as of December 31, 1997 and for the year ended December 31, 1997 are set forth below.

     (2) The unaudited financial statements of ATI as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 are set forth below.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of

American Telco, Inc. and American Telco Network Services, Inc.

    In our opinion, the accompanying combined balance sheet and the related combined statement of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of American Telco, Inc. and American Telco Network Services, Inc. (the Companies) at December 31, 1997, and the results of their operations and their cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PRICE WATERHOUSE LLP

Houston, Texas
March 12, 1998

         AMERICAN TELCO, INC. AND AMERICAN TELCO NETWORK SERVICES, INC.
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1997
                                     ASSETS

                                                                                         1997
                                                                                     -------------
Current assets:
  Cash and cash equivalents........................................................  $     173,502
  Accounts receivable--trade, net of allowance for doubtful accounts of $255,464...      6,031,822
  Prepaid expenses.................................................................        112,457
                                                                                     -------------
    Total current assets...........................................................      6,317,781
Property and equipment, net........................................................      7,952,279
Other assets.......................................................................        491,997
                                                                                     -------------
                                                                                     $  14,762,057
                                                                                     -------------
                                                                                     -------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Lines of credit..................................................................  $     853,000
  Current portion of long-term debt................................................         74,488
  Accounts payable.................................................................      5,502,721
  Accrued expenses.................................................................      1,323,816
  Deposits.........................................................................         45,072
                                                                                     -------------
    Total current liabilities......................................................      7,799,097
Long-term debt.....................................................................        336,804
                                                                                     -------------
    Total liabilities..............................................................      8,135,901
                                                                                     -------------
Shareholders' equity:
  Common stock.....................................................................         10,100
  Additional paid-in capital.......................................................            900
  Retained earnings................................................................      6,615,156
                                                                                     -------------
                                                                                         6,626,156
                                                                                     -------------
Commitments and contingencies (Note 6)
                                                                                     -------------
                                                                                     $  14,762,057
                                                                                     -------------
                                                                                     -------------

   The accompanying notes are an integral part of these financial statements.

         AMERICAN TELCO, INC. AND AMERICAN TELCO NETWORK SERVICES, INC.
               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                         YEAR ENDED DECEMBER 31, 1997

                                                                           1997
                                                                       -------------
Revenues............................................................   $  52,041,133

Cost of service.....................................................      29,453,698
Selling, general and administrative expenses........................      18,540,195
Depreciation and amortization.......................................       2,600,963
                                                                       -------------
Total operating expenses............................................      50,594,856
Income from operations..............................................       1,446,277
Other income (expense):
  Interest expense, net.............................................        (195,988)
  Other, net........................................................         228,097
                                                                       -------------
Net income..........................................................       1,478,386
Retained earnings, beginning of year................................       6,433,770
Distributions.......................................................      (1,297,000)
                                                                       -------------
Retained earnings, end of year......................................   $   6,615,156
                                                                       -------------
                                                                       -------------

   The accompanying notes are an integral part of these financial statements.

         AMERICAN TELCO, INC. AND AMERICAN TELCO NETWORK SERVICES, INC.
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                                                            1997
                                                                        -------------
Operating activities:
  Net income.........................................................   $   1,478,386
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation.....................................................       2,600,963
    Loss on sale of property and equipment...........................          15,410
  Changes in operating assets and liabilities:
    Accounts receivable..............................................      (1,408,952)
    Prepaid expenses and other assets................................          (9,659)
    Accounts payable.................................................       1,305,221
    Accrued expenses.................................................         163,313
    Deposits.........................................................             302
                                                                        -------------
      Net cash provided by operating activities......................       4,144,984
                                                                        -------------
Investing activities:
  Purchase of property and equipment.................................      (4,081,132)
  Increase in other assets...........................................        (507,000)
  Proceeds from sale of property and equipment.......................           1,931
                                                                        -------------
      Net cash used by investing activities..........................      (4,586,201)
                                                                        -------------
Financing activities:
  Repayments of advances from an officer.............................
  Net borrowings (payments) on revolving lines of credit.............         853,000
  Proceeds from long-term debt.......................................         419,924
  Principal payments on long-term debt...............................          (8,632)
  Distributions to shareholders......................................      (1,297,000)
                                                                        -------------
      Net cash used by financing activities..........................         (32,708)
                                                                        -------------
Net increase (decrease) in cash......................................        (473,925)
Cash and cash equivalents, beginning of year.........................         647,427
                                                                        -------------
Cash and cash equivalents, end of year...............................   $     173,502
                                                                        -------------
                                                                        -------------
Supplemental cash flow information:
  Cash paid for interest.............................................   $     190,884

   The accompanying notes are an integral part of these financial statements.

         AMERICAN TELCO, INC. AND AMERICAN TELCO NETWORK SERVICES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS COMBINATION

    The companies included in the accompanying combined financial statements, American Telco, Inc. (ATI) and American Telco Network Services, Inc. (ATNSI) (collectively, the Companies), are under common control. All material intercompany transactions and profits or losses have been eliminated in these combined financial statements.

    ATI and ATNSI were incorporated in Texas on May 12, 1983 and December 29, 1986, respectively. ATI is a provider of local and long distance telephone services and ATNSI provides related telecommunication services. In 1997, ATI began to provide local telephone service to commercial customers in certain major Texas cities. Local service revenues were less than 10% of total revenues during 1997.

    REVENUE RECOGNITION

    The Companies use the full accrual method in recognizing telephone service income when service is provided. Expenses associated with the cost of telecommunications are accrued when service is used. Management believes the Companies are not subject to significant concentrations of credit risk due to the diverse nature of their customer base.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives; leasehold improvements are amortized using the straight-line method over the lease term or the estimated useful life of the related assets, whichever is shorter.

    LONG-LIVED ASSETS

    In accordance with Statement of Financial Accounting Standards No. 121 (FAS
121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Companies review for the impairment of long-lived assets and certain identifiable intangibles on a periodic basis and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under FAS 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Companies through December 31, 1997.

    INCOME TAXES

    The Companies have elected to be treated as S Corporations for federal income tax purposes. As such, no provision for federal income taxes has been presented in these combined financial statements since taxes are to be paid by the shareholders individually. In 1997 certain costs amounting to approximately $1,000,000 have been capitalized for financial reporting purposes that will be expensed as incurred for tax purposes.

    CASH EQUIVALENTS

    The Companies consider all temporary cash investments purchased with an original maturity of three months or less to be cash equivalents.

         AMERICAN TELCO, INC. AND AMERICAN TELCO NETWORK SERVICES, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CAPITALIZED COSTS

    Effective January 1, 1997, the Companies adopted the policy of capitalizing costs incurred to increase the capacity of their telecommunications network. Such costs were previously expensed as incurred. During 1997, the Companies incurred and capitalized $257,000 related to network capacity upgrades. These costs are included in other assets and are amortized using the straight-line method over a period of four years. Management believes the impact on the Companies' financial position and results of operations resulting from this change in accounting principles is not material.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes the estimates and assumptions used in the preparation of these financial statements are reasonable.

2. PROPERTY AND EQUIPMENT, NET

    Property and equipment comprised the following:

                                                             ESTIMATED      DECEMBER 31,
DESCRIPTION                                                USEFUL LIVES        1997
--------------------------------------------------------  ---------------  -------------
Furniture and equipment.................................        5-7        $   6,722,739
Switch equipment........................................         5             5,217,303
Automatic call processors...............................         5             3,550,408
Leasehold improvements..................................        1-3              449,416
                                                                           -------------
                                                                              15,939,866
Less--accumulated depreciation and amortization.........                      (7,987,587)
                                                                           -------------
                                                                           $   7,952,279
                                                                           -------------
                                                                           -------------

    The Companies have capitalized $760,003 during 1997 of internal costs related to the development of new customer service, local service, line charge reconciliation and billing softwares developed during the year. This amount is included in furniture and equipment at December 31, 1997.

3. INDEBTEDNESS

    In September 1996, ATI entered into a credit agreement with a financial institution. The credit agreement provides for an aggregate of $3,500,000 in borrowings under a line of credit and under letters of credit. Borrowings under the line of credit may not exceed 80% of eligible accounts receivable, and letters of credit outstanding may not exceed $1,000,000. Advances bear interest at prime, with an adjusted LIBOR rate option, and are secured by accounts receivable, contract rights, deposit accounts and general intangibles. At December 31, 1997, the outstanding balance under this facility was $853,000. Maximum borrowings outstanding under the line of credit were $3,426,000 during 1997.

         AMERICAN TELCO, INC. AND AMERICAN TELCO NETWORK SERVICES, INC.

3. INDEBTEDNESS (CONTINUED)
    At December 31, 1997, ATI had a long-term loan amounting to $411,292. The loan bears interest at prime. Payments are made monthly and include $8,731 in principal and the related interest accruing during the month. The term of the loan is 60 months starting in December 1997.

    These agreements require that certain restrictive and minimum financial covenants be maintained.

    The Companies also have received advances from certain officers/shareholders.

4. SHAREHOLDERS' EQUITY

COMMON STOCK
ATI               --  Class A voting common stock, $.01 par value, 100,000 shares authorized, 100,000 issued and outstanding
ATI               --  Class B nonvoting common stock, $.01 par value, 900,000 shares authorized,
                      900,000 issued and outstanding
ATNSI             --  $.10 par value, 100,000 shares authorized, 1,000 issued and outstanding

5. RELATED PARTY TRANSACTIONS

    O.L.C. Company (OLC), an affiliate of the Companies prior to its sale to a third party on July 3, 1997, provided telecommunications services to the Companies totaling $5,835,000, $5,892,000 and $3,157,000 for the years ended December 31, 1995 and 1996 and from January 1, 1997 to July 3, 1997, respectively, which are included as direct costs in the accompanying combined statement of income.

    The Companies charged a management fee totaling $192,000 to OLC for the first six months of 1997 which is included in other income, net in the accompanying combined statement of income.

    The Companies paid promotional services to an affiliate totaling $225,000 for the year ended December 31, 1997.

6. OPERATING LEASES AND SERVICE AGREEMENTS

    The Companies lease office space and equipment under noncancelable operating leases. Future minimum lease payments under noncancelable operating leases are as follows:

                                                               OPERATING
YEAR ENDING DECEMBER 31,                                         LEASES
------------------------------------------------------------  ------------
1998........................................................  $  1,103,764
1999........................................................       845,878
2000........................................................       896,241
2001........................................................       784,870
2002........................................................       483,587
Thereafter..................................................       745,750
                                                              ------------
                                                              $  4,860,090
                                                              ------------
                                                              ------------

         AMERICAN TELCO, INC. AND AMERICAN TELCO NETWORK SERVICES, INC.

6. OPERATING LEASES AND SERVICE AGREEMENTS (CONTINUED)
    ATNSI has executed various agreements for leased lines to various cities. Several of the agreements provide for, among other things, a cancelation charge if the agreements are canceled before the first year.

7. PROFIT SHARING PLAN

    ATI has adopted a profit sharing and employee savings plan under Section 401(k) of the Internal Revenue Code of 1986. Participants can contribute from 1% to 20% of their pre-tax compensation and can receive a matching employer contribution of up to 4% of the participants' eligible compensation for the plan year. The amount of ATI's contribution to the plan is at the discretion of the Board of Directors. ATI's 401(k) plan contribution expenses accrued at December 31, 1997 were $92,412.

8. SUBSEQUENT EVENT

    On March 6, 1998, the Company's shareholders signed a letter of intent to sell the Company's operations to an unrelated third party.

         AMERICAN TELCO INC. AND AMERICAN TELCO NETWORK SERVICES, INC.
                        CONDENSED COMBINED BALANCE SHEET

                                                                                     DECEMBER 31,     MARCH 31,
                                                                                         1997           1998
                                                                                     -------------  -------------
                                                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents........................................................  $     173,502  $     280,314
  Accounts receivable--trade, net of allowance for doubtful accounts of $255,464
    and $267,278, respectively.....................................................      6,031,822      7,348,347
  Prepaid expenses.................................................................        112,457        158,519
                                                                                     -------------  -------------
    Total current assets...........................................................      6,317,781      7,787,180
Property and equipment, net........................................................      7,952,279      7,897,921
Other assets.......................................................................        491,997        573,698
                                                                                     -------------  -------------
                                                                                     $  14,762,057  $  16,258,799
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Lines of credit..................................................................  $     853,000  $     878,000
  Current portion of long-term debt................................................         74,488         74,488
  Accounts payable.................................................................      5,502,721      5,554,603
  Accrued expenses.................................................................      1,323,816      1,688,409
  Deposits.........................................................................         45,072         52,594
                                                                                     -------------  -------------
    Total current liabilities......................................................      7,799,097      8,248,094
Long-term debt.....................................................................        336,804        319,101
                                                                                     -------------  -------------
    Total liabilities..............................................................      8,135,901      8,567,195
                                                                                     -------------  -------------
Shareholders' equity:
  Common stock.....................................................................         10,100         10,100
  Additional paid-in capital.......................................................            900            900
  Retained earnings................................................................      6,615,156      7,680,604
                                                                                     -------------  -------------
                                                                                         6,626,156      7,691,604
                                                                                     -------------  -------------
Commitments (Note 4)...............................................................
                                                                                     -------------  -------------
                                                                                     $  14,762,057  $  16,258,799
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of these financial statements.

         AMERICAN TELCO INC. AND AMERICAN TELCO NETWORK SERVICES, INC.
          CONDENSED COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                                                                                          THREE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                     ----------------------------
                                                                                         1997           1998
                                                                                     -------------  -------------
                                                                                             (UNAUDITED)
Revenues...........................................................................  $  12,133,101  $  15,741,866
                                                                                     -------------  -------------
Expenses:
  Cost of service..................................................................      6,825,027      9,405,537
  Selling, general and administrative..............................................      4,480,092      4,309,134
  Depreciation and amortization....................................................        615,426        715,456
                                                                                     -------------  -------------
    Total expenses.................................................................     11,920,545     14,430,127
                                                                                     -------------  -------------
Income from operations.............................................................        212,556      1,311,739
Interest expense...................................................................        (29,138)       (61,798)
Other income (expenses), net.......................................................         13,519         (1,493)
                                                                                     -------------  -------------
Net income.........................................................................        196,937      1,248,448
Retained earnings, beginning of period.............................................      6,433,770      6,615,156
Distributions to S Corporations' shareholders......................................       (145,170)      (183,000)
                                                                                     -------------  -------------
Retained earnings, end of period...................................................  $   6,485,537  $   7,680,604
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of these financial statements.

         AMERICAN TELCO INC. AND AMERICAN TELCO NETWORK SERVICES, INC.
                   CONDENSED COMBINED STATEMENT OF CASH FLOWS

                                                                                     THREE MONTHS ENDED MARCH 31,
                                                                                     ----------------------------
                                                                                         1997           1998
                                                                                     -------------  -------------
                                                                                             (UNAUDITED)
Operating activities:--
  Net income.......................................................................  $     196,937  $   1,248,448
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...................................................................        615,426        715,456
    Loss on sale of property and equipment.........................................            653         15,239
  Changes in operating assets and liabilities:
    Accounts receivable............................................................     (1,300,690)    (1,316,525)
    Prepaid expenses and other assets..............................................        (22,503)       (46,062)
    Accounts payable...............................................................       (441,773)        51,882
    Accrued expenses...............................................................        543,412        364,593
    Deposits.......................................................................         (2,946)         7,522
                                                                                     -------------  -------------
      Net cash (used) provided by operating activities.............................       (411,484)     1,040,553
                                                                                     -------------  -------------
Investing activities:
  Purchase of property and equipment, net..........................................     (1,149,824)      (676,337)
  Increase in other assets.........................................................       (260,500)       (81,701)
                                                                                     -------------  -------------
      Net cash used in investing activities........................................     (1,410,324)      (758,038)
                                                                                     -------------  -------------
Financing activities:
  Net borrowings on revolving lines of credit......................................      1,691,000         25,000
  Principal payments on long-term debt.............................................                       (17,703)
  Distributions to S Corporations' shareholders....................................       (145,170)      (183,000)
                                                                                     -------------  -------------
      Net cash provided (used) by financing activities.............................      1,545,830       (175,703)
                                                                                     -------------  -------------
Net (decrease) increase in cash....................................................       (275,978)       106,812
Cash and equivalents at beginning of period........................................        647,427        173,502
                                                                                     -------------  -------------
Cash and equivalents at end of period..............................................  $     371,449  $     280,314
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of these financial statements.

         AMERICAN TELCO INC. AND AMERICAN TELCO NETWORK SERVICES, INC.

               NOTES TO CONDENSED COMBINED FINANCIAL INFORMATION

                                 MARCH 31, 1998

                                  (UNAUDITED)

    The condensed combined balance sheets of American Telco, Inc. and American Telco Network Services, Inc. as of December 31, 1997 and March 31, 1998, the condensed combined statements of operations and retained earnings for the three months ended March 31, 1997 and 1998, and the condensed combined statements of cash flows for the three months ended March 31, 1997 and 1998 are unaudited. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such financial statements include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of financial position, results of operations, and cash flows for the periods presented.

    The condensed combined balance sheet data at December 31, 1997 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The financial statements presented herein should be read in connection with the Companies' December 31, 1997 combined financial statements.

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    The companies included in the accompanying combined financial statements, American Telco, Inc. (ATI) and American Telco Network Services, Inc. (ATNSI) (collectively, the Companies), are under common control. All material intercompany transactions and profits and losses have been eliminated in these combined financial statements.

    ATI and ATNSI were incorporated in Texas on May 12, 1983 and December 29, 1986, respectively. ATI is a provider of local and long distance telephone services and ATNSI provides related telecommunication services. In 1997, ATI began to provide local telephone service to commercial customers in certain major Texas cities. Local service revenues were less than 1% and approximately 10% of total revenues during the three months ended March 31, 1997 and 1998, respectively.

    REVENUE RECOGNITION

    The Companies use the full accrual method in recognizing telephone service income when service is provided. Expenses associated with the cost of telecommunications are accrued when service is used. Management believes the Companies are not subject to significant concentrations of credit risk due to the diverse nature of their customer base.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives; leasehold improvements are amortized using the straight-line method over the lease term or the estimated useful life of the related assets, whichever is shorter.

    INCOME TAXES

    The Companies have elected to be treated as S Corporations for federal income tax purposes. As such, no provision for federal income taxes has been presented in those combined financial statements since income taxes are to be paid by the shareholders individually.

         AMERICAN TELCO INC. AND AMERICAN TELCO NETWORK SERVICES, INC.

                                 MARCH 31, 1998

                                  (UNAUDITED)

2. INDEBTEDNESS

    In September 1996, ATI entered into a credit agreement with a financial institution. The credit agreement provided for an aggregate of $3,500,000 in borrowings under a line of credit and under letters of credit. During the three months ended March 31, 1998, the line of credit was increased to $7,000,000. Borrowings under the line of credit may not exceed 80% of eligible accounts receivable and letters of credit outstanding may not exceed $1,000,000. Advances bear interest at prime, with an adjusted LIBOR rate option, and are secured by accounts receivable, contract rights, deposit accounts and general intangibles. At March 31, 1998, the outstanding balance under this facility was $878,000.

    At March 31, 1998, ATI had a long-term loan amounting to $393,589. The loan bears interest at prime. Payments are made monthly and include $8,731 in principal and related interest accruing during the month. The term of the loan is 60 months starting in December 1997.

    These agreements require that certain restrictive and minimum financial covenants be maintained.

    The Company also have received advances from certain officers/shareholders.

3. SHAREHOLDERS' EQUITY

    COMMON STOCK

ATI        --         Class A voting common stock, $.01 par value, 100,000 shares authorized,
                      100,000 issued and outstanding

ATI        --         Class B nonvoting common stock, $.01 par value, 900,000 shares authorized,
                      900,000 issued and outstanding

ATNSI      --         $.10 par value, 100,000 shares authorized, 1,000 issued and outstanding

4. COMMITMENT

    On March 6, 1998, the Companies' shareholders signed a letter of intent to sell the Companies' operations to an unrelated third party.

(b)  Pro Forma Financial Information

     (1) The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 gives effect to the ATI Acquisition.

     (2) The unaudited pro forma condensed consolidated balance sheet and statement of operations as of March 31, 1998 and for the three months ended March 31, 1998 which give effect to the ATI Acquisition are set forth below.

                         DOBSON COMMUNICATIONS CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                                           YEAR ENDED DECEMBER 31, 1997
                                           -------------------------------------------------------------------------------------
                                                       WESTERN
                                          DOBSON       MARYLAND
                                      COMMUNICATIONS  PROPERTIES     MARYLAND     ARIZONA      TEXAS     CALIFORNIA
                                        CORPORATION       (a)         2 (a)       5 (a)       16 (b)       4 (b)       ATI (b)
                                      --------------  -----------  -----------  -----------  ---------  -----------  -----------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenue:
  Wireless revenue.......................  $  66,128   $   2,426    $   2,636    $   7,637   $  11,147   $  19,721    $  --
  Wireline revenue.......................     18,455      --           --           --          --          --           52,041
  Other..................................        586      --           --           --          --          --           --
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
    Total operating revenue..............     85,169       2,426        2,636        7,637      11,147      19,721       52,041
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Operating expenses:
  Wireless cost of service...............     18,755         492          878        1,304       2,442       7,069       --
  Wireline cost of service...............      2,589      --           --           --          --          --           29,454
  Marketing and selling..................     11,762         357          461          627         371       1,105        8,808
  General and administrative.............     19,877         740          333          965       1,824       2,698        9,732
  Depreciation and amortization..........     21,729         405       --              904         672       2,011        2,601
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
    Total operating expenses.............     74,712       1,994        1,672        3,800       5,309      12,883       50,595
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Operating income ........................     10,457         432          964        3,837       5,838       6,838        1,446
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Other income (expense):
  Interest expense.......................    (30,098)     --           --           --          --            (831)        (200)
  Interest income........................      2,840         126       --              159         122          16            4
  Equity in losses of unconsolidated
    partnerships.........................        222      --           --           --          --          --           --
  Other..................................       (182)     --           --               (9)         89         (35)         228
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
    Total other income (expense).........    (27,218)        126       --              150         211        (850)          32
Income (loss) before minority interests
  and income taxes.......................    (16,761)        558          964        3,987       6,049       5,988        1,478
Minority interests in income of
  subsidiaries...........................     (1,693)     --           --           --          --          --           --
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Income (loss) before income taxes........    (18,454)        558          964        3,987       6,049       5,988        1,478
Income tax benefit.......................      3,287      --           --           --          --          --           --
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Income (loss) from continuing
  operations.............................  $ (15,167)  $     558    $     964    $   3,987   $   6,049   $   5,988    $   1,478
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
                                           ---------  -----------  -----------  -----------  ---------  -----------  -----------
Dividends on senior preferred stock......     (2,603)
                                           ---------
Loss from continuing operations
  applicable to common stockholders......    (17,770)
                                           ---------
                                           ---------
Basic loss from continuing operations
  applicable to common stockholders
  (per share)............................  $  (37.56)
                                           ---------
                                           ---------
Basic weighted average common shares
  outstanding............................    473,152
                                           ---------
                                           ---------
                                             PRO FORMA
                                            ADJUSTMENTS    PRO FORMA
                                           -------------   ---------
Operating revenue:
  Wireless revenue.......................    $ --           $109,695
  Wireline revenue.......................      --             70,496
  Other..................................      --                586
                                             --------       --------
    Total operating revenue..............      --            180,777
                                             --------       --------
Operating expenses:
  Wireless cost of service...............      --             30,940
  Wireline cost of service...............      --             32,043
  Marketing and selling..................      --             23,491
  General and administrative.............      --             36,169
  Depreciation and amortization..........      22,776 (c)     51,098
                                             --------       --------
    Total operating expenses.............      22,776        173,741
                                             --------       --------
Operating income (loss)..................     (22,776)         7,036
                                             --------       --------
Other income (expense):
  Interest expense.......................     (45,709)(d)    (76,838)
  Interest income........................                      3,267
  Equity in losses of unconsolidated
    partnerships.........................      --                222
  Other..................................      --                 91
                                             --------       --------
    Total other income (expense).........     (45,709)       (73,258)
Loss before minority interests and
  income taxes...........................     (68,485)       (66,222)
Minority interests in (income) loss of
  subsidiaries...........................         162 (e)     (1,531)
                                             --------       --------
Loss before income taxes.................     (68,323)       (67,753)
Income tax benefit.......................      22,458 (f)     25,745
                                             --------       --------
Loss from continuing operations..........    $(45,865)      $(42,008)
                                             --------       --------
                                             --------       --------
Dividends on senior preferred stock......    $(23,243)(g)   $(25,846)
                                             --------
Loss from continuing operations
  applicable to common stockholders......                   $(67,854)
                                                            --------
                                                            --------
Basic loss from continuing operations
  applicable to common stockholders
  (per share)............................                   $(143.41)
                                                            --------
                                                            --------
Basic weighted average shares
  outstanding............................                    473,152
                                                            --------
                                                            --------

    See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

               Dobson Communications Corporation and Subsidiaries
           Unaudited Pro Forma Consolidated and Condensed Balance Sheet

                              As of March 31, 1998

                                                         Dobson
                                                     Communications                                                    Pro Forma
                                                       Corporation      California 4      ATI       Adjustments           Total
                                                     --------------     ------------   --------     -----------        ---------
                                                                               (dollars in thousands)
ASSETS

Current assets                                           $ 51,767          $ 3,093      $ 7,787       $113,206 (h)(i)   $175,553
Property, plant and equipment, net                         89,660           19,062        7,898        (14,062)  (j)     102,558
Receivables- affiliate                                      6,231             -            -              -                6,231
Non-current investments - restricted                        9,216             -            -            99,468   (i)     108,684
Cellular license acquisition cost, net                    255,902             -            -           141,594   (j)     397,496
Goodwill                                                     -                -            -           121,699   (k)     121,999
Deferred costs                                             18,215             -            -              -               18,215
Other intangible assets, net                                9,198             -            -            12,000   (l)      21,198
Other assets                                               14,471              305          574         (8,141)(j)(m)      7,209
                                                         --------          -------      -------       --------          --------
    Total assets                                         $454,660          $22,460      $16,259       $465,764          $959,143
                                                         --------          -------      -------       --------          --------
                                                         --------          -------      -------       --------          --------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                      $ 32,188          $ 3,998      $ 8,248       $ (1,048)  (n)    $ 43,386
Long-term debt, net of current portion                    269,221           12,800          319        425,267   (o)     707,607
Deferred credits                                            1,468             -            -            54,899   (p)      56,367
Minority interests                                         17,416             -            -              -               17,416
Mandatorily redeemable preferred stock                    186,623             -            -              -              186,623
Stockholders' equity (deficit)/partners' capital          (52,256)           5,662        7,692        (13,354)  (q)     (52,256)
                                                         --------          -------      -------       --------          --------

    Total liabilities and stockholders' equity           $454,660          $22,460      $16,259       $465,764          $959,143
                                                         --------          -------      -------       --------          --------
                                                         --------          -------      -------       --------          --------

                        DOBSON COMMUNICATIONS CORPORATION
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                                 THREE MONTHS ENDED MARCH 31, 1998
                                         ---------------------------------------------------------------------------------
                                             DOBSON
                                         COMMUNICATIONS                                            PRO FORMA
                                          CORPORATION    TEXAS 16 (R)  CALIFORNIA 4 (R)  ATI (R)  ADJUSTMENTS   PRO FORMA
                                         --------------  ------------  ----------------  -------  -----------  -----------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenue:
  Wireless revenue.......................   $ 22,675        $1,316          $4,855       $    --   $     --      $ 28,846
  Wireline revenue.......................      4,854            --              --        15,742         --        20,596
  Other..................................          9            --              --            --         --             9
                                            --------        ------          ------       -------   --------      --------
    Total operating revenue..............     27,538         1,316           4,855        15,742         --        49,451
                                            --------        ------          ------       -------   --------      --------
Operating expenses:
  Wireless cost of service...............      6,006           198           1,407            --         --         7,611
  Wireline cost of service...............      1,491            --              --         9,406         --        10,897
  Marketing and selling..................      5,659            86             266         2,349         --         8,360
  General and administrative.............      6,335           306           1,097         1,960         --         9,698
  Depreciation and amortization..........      8,014            --             542           715      5,138 (s)    14,409
                                            --------        ------          ------       -------   --------      --------
    Total operating expenses.............     27,505           590           3,312        14,430      5,138        50,975
                                            --------        ------          ------       -------   --------      --------
Operating income (loss)..................         33           726           1,543         1,312     (5,138)       (1,524)
                                            --------        ------          ------       -------   --------      --------
Other income (expense):
  Interest expense.......................     (9,088)           --            (264)          (62)    (9,814)(t)   (19,228)
  Interest income........................      1,933            --              --            --     (1,338)(u)       595
  Equity in losses of unconsolidated
   partnerships..........................         --            --              --            --         --            --
  Other..................................         76            --               7            (1)        --            82
                                            --------        ------          ------       -------   --------      --------
    Total other income (expense).........     (7,079)           --            (257)          (63)   (11,152)      (18,551)
Income (loss) before minority interests
  and income taxes.......................     (7,046)          726           1,286         1,249    (16,290)      (20,075)
Minority interests in income of
 subsidiaries............................       (632)           --              --           --          --          (632)
                                            --------        ------          ------       -------   --------      --------
Income (loss) before income taxes........     (7,678)          726           1,286         1,249    (16,290)      (20,707)
Income tax benefit.......................        463            --              --            --      7,406 (f)     7,869
                                            --------        ------          ------       -------   --------      --------
Income (loss) from continuing
 operations..............................   $ (7,215)       $  726          $1,286       $ 1,249   $ (8,884)     $(12,838)
                                            --------        ------          ------       -------   --------      --------
                                            --------        ------          ------       -------   --------      --------
Dividends on senior preferred stock......     (4,437)                                                  (960)(g)    (5,397)
                                            --------                                               --------      --------
Loss from continuing operations
 applicable to common stockholders.......    (11,652)                                                             (18,235)
                                            --------                                                             --------
                                            --------                                                             --------
Basic loss from continuing operations
 applicable to common stockholders
 (per share).............................   $ (24.63)                                                            $ (38.54)
                                            --------                                                             --------
                                            --------                                                             --------
Basic weighted average shares
 outstanding.............................    473,152                                                              473,152
                                            --------                                                             --------
                                            --------                                                             --------

                 NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS


1.   Basis of Accounting

     On June 15, 1998, Dobson Wireline Company ("DWC"), a wholly owned subsidiary of Dobson Communications Corporation (the "Company" or "DCC"), completed the acquisition of a 100% interest in all of the common stock of American Telco, Inc. and American Telco Network Services, Inc. ("ATI") in exchange for $130.3 million in cash ("ATI Acquisition).

     The pro forma unaudited consolidated statements of operations give effect to the ATI Acquisition and related financing, as well as the recent acquisitions and related financings as if they had taken place on January 1, 1997. The Recent Acquisitions collectively include the 1997 Acquisitions (which are comprised of the Western Maryland Properties, Maryland 2 and Arizona 5 Acquisitions) and the 1998 Acquisitions (which are comprised of the Texas 16 and California 4 Acquisitions). The pro forma unaudited condensed consolidated balance sheet has been prepared as if the ATI and Recent Acquisitions occurred on March 31, 1998. The ATI Acquisition has been accounted for using the purchase method of accounting.

     The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto of the Company and with the combined financial statements and notes thereto of ATI.

     The unaudited pro forma condensed consolidated financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of the results that would have actually been obtained had the Company and ATI been combined during the period presented. In addition, the pro forma results are not intended to be a projection of future results.


2. Adjustments to the Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed Consolidated Statements of Operations

     (a) To reflect the results of operations for the 1997 Acquisitions which include: (i) Western Maryland Properties and Maryland 2 for the two month period during which the properties were not owned by the Company and (ii) Arizona 5 for the nine month period during which the properties were not owned by the Company.

     (b) To reflect the results of operations for the 1998 Acquisitions which include: (i) Texas 16, (ii) California 4 and (iii) ATI for the twelve month period during which the properties were not owned by the Company.

     (c) To reflect the additional depreciation and amortization resulting from the allocation of the purchase price of the Western Maryland

          Properties, Maryland 2, Arizona 5, Texas 16, California 4 and ATI. Property and equipment is being depreciated over one to eight years and cellular license acquisition costs and goodwill are being depreciated over 15 years. The fifteen-year period used for cellular license acquisition costs and goodwill is based primarily on the Company's internal analysis of the recovery period for its cellular investments and ATI investment. Other factors considered include the competitive nature of the telecommunications industry, the rate of technological change and risk of obsolescence, and the specific terms and characteristics of the business operations.

     (d) To reflect (i) $4.8 million of interest expense relating to indebtedness incurred under the DCC Senior Notes and the previous credit facility in connection with the 1997 Acquisitions, (ii) $.1 million of amortization of deferred financing costs relating to the DCC Senior Notes, (iii) $.1 million of amortization of deferred financing costs relating to the previous credit facility, (iv) the elimination of $14.8 million of interest expense (including $.4 million of amortization of deferred financing costs) associated with the previous credit facility which was repaid with borrowings under the new credit facility and the issuance of DCC Preferred Stock, (v) the elimination of $.8 million of interest expense associated with indebtedness of California 4 which was not assumed by the Company,
          (vi) $7.4 million of interest expense associated with borrowings under the new credit facility in connection with the 1998 Acquisitions,
          (vii) $5.8 million of interest expense relating to indebtedness incurred under the new credit facility, (viii) $.4 million of amortization of deferred financing costs relating to the new credit facility, (ix) the elimination of $.2 million of interest expense associated with the indebtedness of ATI, which was repaid by the sellers of ATI upon consummation of the ATI Acquisition, (x) $42.9 million of interest expense relating to the DWC Senior Notes and (xi) $1.2 million of amortization of the deferred financing costs incurred in connection with the DWC Senior Notes Offering.

     (e) To reflect the 25% equity interest in the pro forma loss of Arizona 5 not owned by the Company.

     (f) To reflect an adjustment to income tax expense for the effects of the acquisitions, using an assumed effective rate of 38%.

     (g) To reflect dividends on the DCC Preferred Stock, including the amortization of the issuance costs with respect thereto.

     (h) To reflect $350 million in proceeds from the DWC Senior Note Offering, net of approximately $117.7 million in restricted cash held in a pledged account, the estimated offering costs of $12.0 million and the $130 million cash purchase price for the ATI Acquisition, net of the $5.0 million deposit previously paid for the ATI Acquisition, and $.3 million of working capital adjustments.

     (i) To reflect approximately $117.7 million in restricted cash held in a pledged account to secure the DWC Senior Notes until payment of the first six scheduled interest payments on the DWC Senior Notes, of which $18.2 million is included in current assets.

     (j) To allocate the purchase price of the California 4 Acquisition to the assets acquired.

     (k) To allocate the purchase price of the ATI Acquisition to the assets acquired.

     (l) To reflect an estimated $12.0 million of offering costs incurred with the DWC Senior Note Offering.

     (m) To reflect the application of previously paid escrow deposits of $2.5 million and $5.0 million to the purchase price of the California 4 Acquisition and ATI Acquisition, respectively.

     (n) To eliminate (i) $.1 million of current liabilities associated with California 4 that was not assumed by the Company as part of the California 4 Acquisition and (ii) $1.0 million of ATI's current portion of long-term debt that was repaid by the sellers of ATI upon consummation of the ATI Acquisition.

     (o) To reflect (i) the issuance of $350 million of DWC Senior Notes, (ii) the incurrence of $88.4 million of indebtedness under the credit facility in connection with the California 4 Acquisition, (iii) the elimination of approximately $12.8 million of debt associated with California 4 not assumed by the Company as part of the California 4 Acquisition and (iv) the elimination of approximately $.3 million of ATI's indebtedness that was repaid by the sellers of ATI.

     (p) To reflect the deferred tax liability created with the California 4 Acquisition.

     (q) To eliminate partners' capital and stockholders' equity of the acquired companies.

     (r) To reflect the results of operations for the 1998 Acquisitions which include: (i) Texas 16 for the one month period during which the properties were not owned by the Company, (ii) California 4 for the three month period during which the properties were not owned by the Company and (iii) ATI for the three month period during which the properties were not owned by the Company.

     (s) To reflect the additional depreciation and amortization resulting from the allocation of the purchase price of Texas 16, California 4 and ATI. Property and equipment is being depreciated over one to eight years and cellular license acquisition costs and goodwill are being depreciated over 15 years. The fifteen-year period used for cellular license acquisition costs and goodwill is based primarily on the Company's internal analysis of the recovery period for its cellular investments and ATI investment. Other factors considered include the competitive nature of the telecommunications industry, the rate of technological change and risk of obsolescence, and the specific terms and characteristics of the business operations.

     (t) To reflect (i) the elimination of $.3 million of interest expense associated with indebtedness of California 4 which was not assumed by the Company, (ii) the elimination of $.1 million of interest expense associated with the indebtedness of ATI, which was repaid by the sellers of ATI upon consummation of the ATI Acquisition, (iii) $10.7 million of interest expense relating to the DWC Senior Notes, (iv) $.3 million of amortization expense relating to amortization of the deferred financing costs incurred in connection with the DWC Senior Notes Offering, (v) the elimination of $3.6 million of interest expense associated with the previous credit facility, (vi) the elimination of $.1 million of amortization of deferred financing costs relating to the previous facility, (vii) $1.6 million of interest expense associated with borrowings relating to the Texas 16 and California 4 acquisition (viii) $1.2 million of interest expense associated with borrowings under the new credit facility and (ix) $.1 million of amortization of deferred financing costs relating to the new credit facility.

     (u) To reflect the elimination of interest earned on a portion of the DCC Preferred Stock proceeds from the date the proceeds were received until applying the proceeds to the previous credit facility.

(c)  Exhibits

     The following exhibits are filed as a part of this report:

 Exhibit
 No.         Description                            Method of Filing
 -------     -----------                            ----------------
 2.1         Stock Purchase Agreement among Dobson  Filed herewith
             Wireline Company and the shareholders  electronically
             of American Telco, Inc. and American
             Telco Network Services, Inc., dated
             as of March 26, 1998, as amended by
             the First Amendment to Stock Purchase
             Agreement dated as of June 15, 1998.

 2.1.1       First Amendment to Stock Purchase      Filed herewith
             Agreement dated June 15, 1998.         electronically

 23.1        Consent of Price Waterhouse LLP with   Filed herewith
             respect to American Telco, Inc. and    electronically
             American Telco Network Services, Inc.

 99          Press release dated June 16, 1998      Filed herewith
             announcing the Company's acquisition   electronically
             of American Telco.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  June 30, 1998     Dobson Communications Corporation
                         (Registrant)




                         By: /s/ Bruce R. Knooihuizen
                            -----------------------------------------------
                                 Bruce R. Knooihuizen
                                 Vice President and Chief Financial Officer